August 2025

Preliminary Pricing Supplement pursuant to Rule 424(b)(2) dated August 25, 2025 / Registration Statement No. 333-284538

STRUCTURED INVESTMENTS — Opportunities in U.S. Equities

The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion. Dated August 25, 2025

GS Finance Corp.

Jump Securities with Auto-Callable Feature Based on the Performance of the Worst-Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund due September 4, 2031

Principal at Risk Securities

The securities are unsecured notes issued by GS Finance Corp. and guaranteed by The Goldman Sachs Group, Inc. The amount that you will be paid on your securities is based on the performance of the worst performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund (each, an underlying ETF). The securities may be automatically called on any call observation date.

The return on your securities is linked to the performance of each underlying ETF, and in each case not to that of the index on which such underlying ETF is based.

Your securities will be automatically called if the closing price of each underlying ETF on any call observation date is greater than or equal to its call threshold price, resulting in a payment on the applicable call payment date equal to (i) the principal amount of your securities plus (ii) such principal amount times the call premium amount applicable to such call observation date. No payments will be made after the call payment date.

At maturity, if not previously called, you may lose a significant portion or all of your investment in the securities. You will not participate in any appreciation of the underlying ETFs.

The securities are for investors who seek a return of between at least 9.20% and at least 55.20%, depending on if and when their securities are automatically called, in exchange for the risk of losing all or a significant portion of the principal amount of their securities if the securities remain outstanding to maturity.

SUMMARY TERMS
Company (Issuer) / Guarantor:	GS Finance Corp. / The Goldman Sachs Group, Inc.
Underlying ETFs (each individually, an underlying ETF):

the Energy Select Sector SPDR® Fund (current Bloomberg symbol: “XLE UP Equity”), the Financial Select Sector SPDR® Fund (current Bloomberg symbol: “XLF UP Equity”) and the Utilities Select Sector SPDR® Fund (current Bloomberg symbol: “XLU UP Equity”)

Indices (each individually, an index)	with respect to an underlying ETF, the index tracked by such underlying ETF
Principal amount:

$ in the aggregate on the original issue date; the aggregate principal amount may be increased if the company, at its sole option, decides to sell an additional amount on a date subsequent to the pricing date. Subject to redemption by the company as provided under “— Automatic call feature” below, on the stated maturity date, the company will pay, for each $1,000 of the outstanding principal amount, an amount, if any, in cash equal to the payment at maturity.

Pricing date:	expected to price on or about August 29, 2025
Original issue date:	expected to be September 5, 2025
Valuation date:	expected to be August 29, 2031, subject to adjustment as described in the accompanying general terms supplement
Stated maturity date:	expected to be September 4, 2031, subject to adjustment as described in the accompanying general terms supplement
Payment at maturity:
•
if the final ETF price of each underlying ETF is greater than or equal to its initial ETF price, the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) the maturity date premium amount; or
•
if the final ETF price of any underlying ETF is less than its initial ETF price, $1,000 × the worst performing ETF performance factor

Initial ETF price:	with respect to each underlying ETF, the closing price of such underlying ETF on the pricing date
Final ETF price:	with respect to each underlying ETF, the closing price of such underlying ETF on the valuation date, subject to adjustment as described in the accompanying general terms supplement
Call threshold price:	with respect to each underlying ETF, 90.00% of such underlying ETF’s initial ETF price
CUSIP / ISIN:	40058JQR9 / US40058JQR94
Underwriter:	Goldman Sachs & Co. LLC
Estimated value range:	$885 to $945. See the following page for more information.

Original issue price	Underwriting discount	Net proceeds to the issuer
100% of the principal amount	3.50% ($ in total)*	96.50% ($ in total)

* Morgan Stanley Wealth Management, acting as dealer for the offering, will receive a selling concession of $35.00 for each security it sells. It has informed us that it intends to internally allocate $5.00 of the selling concession for each security as a structuring fee.

Your investment in the securities involves certain risks, including the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. See page PS-13. You should read the disclosure herein to better understand the terms and risks of your investment.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman Sachs & Co. LLC

SUMMARY TERMS (continued)
Call observation dates:	as set forth under “Call observation dates” below
Call payment dates:	as set forth under “Call payment dates” below
Automatic call feature:

if, as measured on any call observation date, the closing price of each underlying ETF is greater than or equal to its call threshold price, your securities will be automatically called and you will receive for each $1,000 principal amount an amount in cash equal to the sum of (i) $1,000 plus (ii) the product of $1,000 times the call premium amount applicable to the corresponding call observation date. No payments will be made after the call payment date.

Call premium amount (set on the pricing date):	With respect to any call observation date, the applicable call premium amount set forth under “Call premium amount” below
Maturity date premium amount (set on the pricing date):	at least 55.20%
ETF performance factor:	with respect to each underlying ETF, the final ETF price / the initial ETF price
Worst performing underlying ETF:	the underlying ETF with the lowest ETF performance factor
Worst performing ETF performance factor:	the ETF performance factor of the worst performing underlying ETF
Authorized denominations:	$1,000 or any integral multiple of $1,000 in excess thereof
Listing:	the securities will not be listed on any securities exchange or interdealer quotation system

Call observation dates*	Call payment dates*	Call premium amount**
September 8, 2026	September 11, 2026	at least 9.2%
November 30, 2026	December 3, 2026	at least 11.5%
March 1, 2027	March 4, 2027	at least 13.8%
June 1, 2027	June 4, 2027	at least 16.1%
August 30, 2027	September 2, 2027	at least 18.4%
November 29, 2027	December 2, 2027	at least 20.7%
February 29, 2028	March 3, 2028	at least 23%
May 30, 2028	June 2, 2028	at least 25.3%
August 29, 2028	September 1, 2028	at least 27.6%
November 29, 2028	December 4, 2028	at least 29.9%
February 28, 2029	March 5, 2029	at least 32.2%
May 29, 2029	June 1, 2029	at least 34.5%
August 29, 2029	September 4, 2029	at least 36.8%
November 29, 2029	December 4, 2029	at least 39.1%
February 28, 2030	March 5, 2030	at least 41.4%
May 29, 2030	June 3, 2030	at least 43.7%
August 29, 2030	September 4, 2030	at least 46%
November 29, 2030	December 4, 2030	at least 48.3%
February 28, 2031	March 5, 2031	at least 50.6%
May 29, 2031	June 3, 2031	at least 52.9%
* Subject to adjustment as described in the accompanying general terms supplement **Set on the pricing date

August 2025

The issue price, underwriting discount and net proceeds listed on the cover page relate to the securities we sell initially. We may decide to sell additional securities after the date of this pricing supplement, at issue prices and with underwriting discounts and net proceeds that differ from the amounts set forth above. The return (whether positive or negative) on your investment in the securities will depend in part on the issue price you pay for such securities.

GS Finance Corp. may use this prospectus in the initial sale of the securities. In addition, Goldman Sachs & Co. LLC or any other affiliate of GS Finance Corp., may use this prospectus in a market-making transaction in a security after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Estimated Value of Your Securities

The estimated value of your securities at the time the terms of your securities are set on the pricing date (as determined by reference to pricing models used by Goldman Sachs & Co. LLC (GS&Co.) and taking into account our credit spreads) is expected to be in the range (the estimated value range) specified on the cover of this pricing supplement (per $1,000 principal amount), which is less than the original issue price. The value of your securities at any time will reflect many factors and cannot be predicted; however, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would initially buy or sell securities (if it makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately the estimated value of your securities at the time of pricing, plus an additional amount (initially equal to $ per $1,000 principal amount).

The price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your securities (if it makes a market, which it is not obligated to do) will equal approximately the sum of (a) the then-current estimated value of your securities (as determined by reference to GS&Co.’s pricing models) plus (b) any remaining additional amount (the additional amount will decline to zero from the time of pricing through , as described below). On and after , the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your securities (if it makes a market) will equal approximately the then-current estimated value of your securities determined by reference to such pricing models.

With respect to the $ initial additional amount:

• $ will decline to zero on a straight-line basis from the time of pricing through ; and

• $ will decline to zero on a straight-line basis from through .

August 2025

About Your Securities

The securities are notes that are part of the Medium-Term Notes, Series F program of GS Finance Corp. and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This prospectus includes this pricing supplement and the accompanying documents listed below. This pricing supplement constitutes a supplement to the documents listed below, does not set forth all of the terms of your securities and therefore should be read in conjunction with such documents:

•
General terms supplement no. 17,741 dated February 14, 2025
•
Prospectus supplement dated February 14, 2025
•
Prospectus dated February 14, 2025

The information in this pricing supplement supersedes any conflicting information in the documents listed above. In addition, some of the terms or features described in the listed documents may not apply to your securities.

We refer to the securities we are offering by this pricing supplement as the “offered securities” or the “securities”. Each of the offered securities has the terms described in this pricing supplement. Please note that in this pricing supplement, references to “GS Finance Corp.”, “we”, “our” and “us” mean only GS Finance Corp. and do not include its subsidiaries or affiliates, references to “The Goldman Sachs Group, Inc.”, our parent company, mean only The Goldman Sachs Group, Inc. and do not include its subsidiaries or affiliates and references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us.

Please note that, for purposes of this pricing supplement, references in the general terms supplement no. 17,741 to “underlier(s)”, “indices”, “exchange-traded fund(s)”, “index stock(s)”, “index stock issuer(s)”, “lesser performing”, “trade date”, “underlier sponsor”, “determination date”, “face amount”, “level” and “cash settlement amount” shall be deemed to refer to “underlying(s)”, “underlying index(es)”, “underlying ETF(s)”, “underlying stock(s)”, “underlying stock issuer(s)”, “worst performing”, “pricing date”, “underlying index publisher”, “valuation date”, “principal amount”, “value” and “payment at maturity”, respectively. In addition, for purposes of this pricing supplement, references in the general terms supplement no. 17,741 to “trading day” shall be deemed to refer to “underlying business day”, “index business day” or “ETF business day”, as applicable, and references to “closing level” shall be deemed to refer to “closing price”, “closing value”, “index closing value” or “ETF closing price”, as applicable.

The securities will be issued under the senior debt indenture, dated as of October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the accompanying prospectus supplement.

The securities will be issued in book-entry form and represented by master note no 3, dated March 22, 2021.

August 2025

GS Finance Corp.

Jump Securities with Auto-Callable Feature Based on the Performance of the Worst-Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund due September 4, 2031

Principal at Risk Securities

Investment Summary

The Jump Securities with Auto-Callable Feature Based on the Performance of the Worst-Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund due September 4, 2031 (the “securities”) do not provide for the regular payment of interest. Instead, the securities provide an opportunity to earn a fixed premium payment that could increase in amount the longer the securities remain outstanding. A fixed call premium payment will be paid on a call payment date (and the securities will be automatically called and no further payments will be made) if the closing price of each underlying ETF on the related call observation date is greater than or equal to its call threshold price. If the securities have not been automatically called prior to maturity, a fixed maturity premium payment will be paid on the stated maturity date if the closing price of each underlying ETF on the valuation date is greater than or equal to its initial ETF price. However, if the securities have not been automatically called prior to maturity and the closing price of any underlying ETF on the valuation date is less than its initial ETF price, investors will be fully exposed to the decline in the worst performing underlying ETF on a 1-to-1 basis, and will receive a payment at maturity that is less than the stated principal amount of the securities and could be zero. No fixed call premium payment will be paid with respect to a call observation date, and the securities will remain outstanding, if the closing price of any underlying ETF is below its call threshold price on such date. No fixed maturity premium payment will be paid with respect to the valuation date, if the closing price of any underlying ETF is below its initial ETF price on such date. Accordingly, investors in the securities must be willing to accept the risk of not receiving any fixed premium payment during the term of the securities, even if the securities remain outstanding until the stated maturity, and the risk of losing their entire initial investment. In addition, investors will not participate in any appreciation of any underlying ETF.

August 2025

GS Finance Corp.

Jump Securities with Auto-Callable Feature Based on the Performance of the Worst-Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund due September 4, 2031

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities are for investors who seek a return of between at least 9.20% and at least 55.20%, depending on if and when their securities are automatically called, in exchange for the risk of losing all or a significant portion of the principal amount of their securities if the securities remain outstanding to maturity. The following scenarios are for illustrative purposes only to demonstrate how the payment on a call payment date (if the securities are automatically called) and the payment at maturity (if the securities have not been automatically called) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be automatically called, a positive return on the securities may never be realized and the payment at maturity may be less than the stated principal amount of the securities and may be zero.

Scenario 1: the securities are automatically called prior to maturity and investors receive principal back and a return equal to the applicable call premium amount

This scenario assumes that each underlying ETF closes at or above its call threshold price on a call observation date. As a result, the securities are automatically called for the sum of the stated principal amount plus the product of the stated principal amount times the applicable call premium amount with respect to the related call observation date. If the securities are automatically called, no further payments will be made.

Scenario 2: the securities are not automatically called prior to maturity and investors receive principal back and a return equal to the maturity date premium amount at maturity

This scenario assumes that any underlying ETF closes below its call threshold price on every call observation date. Consequently, the securities are not automatically called and no call payments are made. On the valuation date, each underlying ETF closes at or above its initial ETF price. At maturity, investors will receive the stated principal amount plus the product of the stated principal amount times the maturity date premium amount.

Scenario 3: the securities are not automatically called prior to maturity and investors suffer a substantial loss of principal at maturity

This scenario assumes that any underlying ETF closes below its call threshold price on every call observation date. Consequently, the securities are not automatically called and no call payments are made. On the valuation date, any underlying ETF closes below its initial ETF price. At maturity, investors will receive an amount equal to the product of the stated principal amount times the worst performing ETF performance factor. Under these circumstances, the payment at maturity will be less than the stated principal amount and could be zero.

August 2025

GS Finance Corp.

Jump Securities with Auto-Callable Feature Based on the Performance of the Worst-Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund due September 4, 2031

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (i) the closing prices on each call observation date and (ii) the final ETF prices. Please see “Hypothetical Examples” below for illustration of hypothetical payouts on the securities.

August 2025

GS Finance Corp.

Jump Securities with Auto-Callable Feature Based on the Performance of the Worst-Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund due September 4, 2031

Principal at Risk Securities

Hypothetical Examples

The following examples are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and merely are intended to illustrate (i) the impact that various hypothetical closing prices of the underlying ETFs on a call observation date could have on the amount payable, if any, on the related call payment date and (ii) the impact that various hypothetical closing prices of the worst performing underlying ETF on the valuation date could have on the payment at maturity assuming all other variables remain constant.

The information in the following examples reflects hypothetical rates of return on the offered securities assuming that they are purchased on the original issue date at the stated principal amount and held to the stated maturity date. If you sell your securities in a secondary market prior to a call payment date or the stated maturity date, your return will depend upon the market value of your securities at the time of sale, which may be affected by a number of factors that are not reflected in the examples below such as interest rates, the volatility of the underlying ETFs and the creditworthiness of GS Finance Corp., as issuer, and the creditworthiness of The Goldman Sachs Group, Inc., as guarantor. The information in the examples also reflects the key terms and assumptions in the box below.

For these reasons, the actual performances of the underlying ETFs over the life of your securities and the actual closing prices on any call observation date, may bear little relation to the hypothetical examples shown below or to the historical closing prices shown elsewhere in this pricing supplement. For information about the historical prices of the underlying ETFs during recent periods, see “The Underlying ETFs — Historical Closing Prices of the Underlying ETFs” below.

Also, the hypothetical examples shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to your securities, tax liabilities could affect the after-tax rate of return on your securities to a comparatively greater extent than the after-tax return on the underlying ETFs.

The below examples are based on the following terms:

Hypothetical initial ETF price:	With respect to each underlying ETF, $100.00*
Hypothetical call threshold price:	With respect to each underlying ETF, $90.00 (90.00% of its hypothetical initial ETF price)
Call premium amount:

With respect to any call observation date, the applicable call premium amount set forth under “Call premium amount” above and assumes a call premium amount for such call observation date set at the bottom of the call premium amount range

Maturity date premium amount:	55.20%
Stated principal amount:	$1,000 per security

* The hypothetical initial ETF price of $100.00 for each underlying ETF has been chosen for illustrative purposes only and does not represent the actual initial ETF price for any underlying ETF.

August 2025

GS Finance Corp.

Jump Securities with Auto-Callable Feature Based on the Performance of the Worst-Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund due September 4, 2031

Principal at Risk Securities

How to determine the amount payable, if any, on a call payment date:

Hypothetical Call Observation Date	Closing Price of the Underlying ETF			Amount Payable on a Call Payment Date (per security)
	Energy Select Sector SPDR® Fund	Financial Select Sector SPDR® Fund	Utilities Select Sector SPDR® Fund
#1	$40.00 (below its call threshold price)	$60.00 (below its call threshold price)	$20.00 (below its call threshold price)	$0.00
#2	$75.00 (below its call threshold price)	$30.00 (below its call threshold price)	$50.00 (below its call threshold price)	$0.00
#3	$140.00 (at or above its call threshold price)	$160.00 (at or above its call threshold price)	$130.00 (at or above its call threshold price)	$1,138.00

On each of hypothetical call observation dates #1 and #2, each underlying ETF closes below its call threshold price. Therefore, the securities are not automatically called on the relevant call payment dates.

On hypothetical call observation date #3, each underlying ETF closes at or above its call threshold price. Therefore, the securities are automatically called and the amount payable on the relevant call payment date equals the sum of the stated principal amount plus the product of the stated principal amount times the applicable call premium amount.

Your securities will not be automatically called, and you will not receive a payment on a call payment date, if the closing price of any underlying ETF is below its call threshold price on the related call observation date.

How to calculate the payment at maturity (if the securities have not been automatically called):

Example	Closing Price of the Underlying ETF (Final ETF Price)			Payment at Maturity (per security)
	Energy Select Sector SPDR® Fund	Financial Select Sector SPDR® Fund	Utilities Select Sector SPDR® Fund
#1	$105.00 (at or above its initial ETF price)	$110.00 (at or above its initial ETF price)	$105.00 (at or above its initial ETF price)	$1,552 ($1,000 + $1,000 × the maturity date premium amount)
#2	$50.00 (below its initial ETF price)	$120.00 (at or above its initial ETF price)	$190.00 (at or above its initial ETF price)	$1,000 × ($50.00 / $100.00) = $500.00
#3	$30.00 (below its initial ETF price)	$40.00 (below its initial ETF price)	$40.00 (below its initial ETF price)	$1,000 × ($30.00 / $100.00) = $300.00
#4	$25.00 (below its initial ETF price)	$30.00 (below its initial ETF price)	$30.00 (below its initial ETF price)	$1,000 × ($25.00 / $100.00) = $250.00

In example #1, the final ETF price of each underlying ETF is at or above its initial ETF price. Therefore, investors receive at maturity the stated principal amount of the securities and the product of $1,000 times the maturity date premium amount. Investors will not participate in any appreciation of any underlying ETF.

In example #2, the final ETF price of two underlying ETFs is at or above its initial ETF price, but the final ETF price of one underlying ETF is below its initial ETF price. Therefore, investors are exposed to the downside performance of the worst performing underlying ETF at maturity and receive at maturity an amount equal to the stated principal amount times the worst performing ETF performance factor.

Similarly, in examples #3 and #4, the final ETF price of each underlying ETF is below its initial ETF price, and investors receive at maturity an amount equal to the stated principal amount times the ETF performance factor of the worst performing underlying ETF (i.e., the worst performing ETF performance factor). In example #3, the Energy Select Sector SPDR® Fund has declined 70.00% from its initial ETF price to its final ETF price, while each

August 2025

GS Finance Corp.

Jump Securities with Auto-Callable Feature Based on the Performance of the Worst-Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund due September 4, 2031

Principal at Risk Securities

of the Financial Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund has declined 60.00% from its initial ETF price to its final ETF price. Therefore, the payment at maturity equals the stated principal amount times the ETF performance factor of the Energy Select Sector SPDR® Fund, which is the worst performing underlying ETF in this example.

In example #4, the Energy Select Sector SPDR® Fund has declined 75.00% from its initial ETF price, while each of the Financial Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund has declined 70.00% from its initial ETF price to its final ETF price. Therefore, the payment at maturity equals the stated principal amount times the ETF performance factor of the Energy Select Sector SPDR® Fund, which is the worst performing underlying ETF in this example.

If the final ETF price of any underlying ETF is below its initial ETF price, you will be exposed to the downside performance of the worst performing underlying ETF at maturity, and your payment at maturity will be less than $1,000.00 per security and could be zero.

August 2025

GS Finance Corp.

Jump Securities with Auto-Callable Feature Based on the Performance of the Worst-Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund due September 4, 2031

Principal at Risk Securities

Additional Hypothetical Examples

The following examples assume that neither a market disruption event nor a non-trading day occurs on any originally scheduled call observation date or the originally scheduled valuation date and there are no changes in or affecting any underlying ETF, any underlying ETF stock, any policy of the applicable underlying ETF investment advisor or any method by which the publisher of the applicable underlying ETF’s index calculates its index.

While there are twenty potential call payment dates, the examples below only illustrate the amount you will receive, if any, on the first or second call payment date.

If your securities are automatically called on the first call observation date (i.e., on the first call observation date the closing price of each underlying ETF is equal to or greater than its call threshold price), the cash payment that we would deliver for each $1,000 principal amount of your securities on the applicable call payment date would be the sum of $1,000.00 plus the product of $1,000.00 times the applicable call premium amount. If, for example, the closing price of each underlying ETF on the first call observation date were determined to be 125.00% of its initial ETF price, your securities would be automatically called and the cash payment that we would deliver on your securities on the corresponding call payment date would be 109.20% of the principal amount of your securities or $1,092.00 for each $1,000 of securities. No further payments would be made on the securities following an automatic call. You will not participate in any appreciation of any underlying ETF.

If your securities are not automatically called on the first call observation date and are called on the second call observation date (i.e., on the first call observation date the closing price of at least one underlying ETF is less than its call threshold price and on the second call observation date the closing price of each underlying ETF is equal to or greater than its call threshold price), the cash payment that we would deliver for each $1,000 principal amount of your securities on the applicable call payment date would be the sum of $1,000.00 plus the product of $1,000.00 times the applicable call premium amount. If, for example, the closing price of each underlying ETF on the second call observation date were determined to be 130.00% of its initial ETF price, your securities would be automatically called and the cash payment that we would deliver on your securities on the corresponding call payment date would be 111.5% of the principal amount of your securities or $1,115.00 for each $1,000 of securities. No further payments would be made on the securities following an automatic call. You will not participate in any appreciation of any underlying ETF.

August 2025

GS Finance Corp.

Jump Securities with Auto-Callable Feature Based on the Performance of the Worst-Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund due September 4, 2031

Principal at Risk Securities

If the securities are not automatically called on any call observation date (i.e., on each call observation date the closing price of at least one underlying ETF is less than its call threshold price), the amount we would deliver for each $1,000 principal amount of your securities on the maturity date will depend on the performance of the worst performing underlying ETF on the valuation date, as shown in the table below. The table below assumes that the securities have not been automatically called on a call observation date and reflects hypothetical amounts that you could receive on the stated maturity date. The values in the left column of the table below represent hypothetical final ETF prices of the worst performing underlying ETF and are expressed as percentages of its initial ETF price. The amounts in the right column represent the hypothetical payments at maturity, based on the corresponding hypothetical final ETF price of the worst performing underlying ETF, and are expressed as percentages of the stated principal amount of a security (rounded to the nearest one-thousandth of a percent). Thus, a hypothetical payment at maturity of 100.000% means that the value of the cash payment that we would deliver for each $1,000 of the outstanding stated principal amount of the offered securities on the stated maturity date would equal 100.000% of the stated principal amount of a security, based on the corresponding hypothetical final ETF price of the worst performing underlying ETF and the assumptions noted above.

The Securities Have Not Been Automatically Called

Hypothetical Final ETF Price of the Worst Performing Underlying ETF (as Percentage of Initial ETF Price)	Hypothetical Payment at Maturity (as Percentage of Stated Principal Amount)
200.000%	155.200%
175.000%	155.200%
150.000%	155.200%
125.000%	155.200%
100.000%	155.200%
75.000%	75.000%
50.000%	50.000%
30.000%	30.000%
25.000%	25.000%
0.000%	0.000%

As shown in the table above, if the securities have not been automatically called on a call observation date:

•
If the final ETF price of the worst performing underlying ETF were determined to be 25.000% of its initial ETF price, the payment at maturity that we would deliver on your securities would be 25.000% of the stated principal amount of your securities. As a result, if you purchased your securities on the original issue date at the stated principal amount and held them to the stated maturity date, you would lose 75.000% of your investment (if you purchased your securities at a premium to stated principal amount you would lose a correspondingly higher percentage of your investment).
•
If the final ETF price of the worst performing underlying ETF were determined to be 200.000% of its initial ETF price, the payment at maturity that we would deliver on your securities would be limited to 155.200% of each $1,000 principal amount of your securities. As a result, if you held your securities to the stated maturity date, you would not benefit from any increase in the final ETF price of the worst performing underlying ETF over its initial ETF price.

August 2025

GS Finance Corp.

Jump Securities with Auto-Callable Feature Based on the Performance of the Worst-Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund due September 4, 2031

Principal at Risk Securities

Risk Factors

An investment in your securities is subject to the risks described below, as well as the risks and considerations described in the accompanying prospectus, in the accompanying prospectus supplement and under “Additional Risk Factors Specific to the Notes” in the accompanying general terms supplement. You should carefully review these risks and considerations as well as the terms of the securities described herein and in the accompanying prospectus, the accompanying prospectus supplement and the accompanying general terms supplement. Your securities are a riskier investment than ordinary debt securities. Also, your securities are not equivalent to investing directly in the underlying ETF stocks, i.e., with respect to an underlying ETF to which your securities are linked, the stocks comprising such underlying ETF. You should carefully consider whether the offered securities are appropriate given your particular circumstances.

Risks Related to Structure, Valuation and Secondary Market Sales

You May Lose Your Entire Investment in the Securities

You can lose your entire investment in the securities. Assuming your securities are not automatically called on a call observation date, the cash payment on your securities, if any, on the stated maturity date will be based on the performances of the underlying ETFs as measured from their initial ETF prices set on the pricing date to the closing price of the worst performing underlying ETF on the valuation date. If the final ETF price of the worst performing underlying ETF is less than its initial ETF price, you will lose 1.00% of the stated principal amount of your securities for every 1.00% decline in the closing price of the worst performing underlying ETF over the term of the securities. Thus, you may lose your entire investment in the securities.

Also, the market price of your securities prior to a call payment date or the stated maturity date, as the case may be, may be significantly lower than the purchase price you pay for your securities. Consequently, if you sell your securities before the stated maturity date, you may receive far less than the amount of your investment in the securities.

The Securities Are Subject to the Credit Risk of the Issuer and the Guarantor

Although the return on the securities will be based on the performances of the underlying ETFs, the payment of any amount due on the securities is subject to the credit risk of GS Finance Corp., as issuer of the securities, and the credit risk of The Goldman Sachs Group, Inc., as guarantor of the securities. The securities are our unsecured obligations. Investors are dependent on our ability to pay all amounts due on the securities, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the securities, to pay all amounts due on the securities, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness. See “Description of the Notes We May Offer — Information About Our Medium-Term Notes, Series F Program — How the Notes Rank Against Other Debt” in the accompanying prospectus supplement and “Description of Debt Securities We May Offer— Guarantee by The Goldman Sachs Group, Inc.” in the accompanying prospectus.

The Amount You Will Receive on a Call Payment Date or on the Stated Maturity Date, as the Case May Be, Will Be Capped

Regardless of the closing price of each underlying ETF on a call observation date or the valuation date, the amount you may receive on the related call payment date or the stated maturity date is capped and you will not benefit from any increase in the closing price of any underlying ETF above its initial ETF price. If your securities are automatically called on a call observation date, the payment you will receive for each $1,000 face amount of your securities will depend on the applicable call premium amount. Similarly, if your securities remain outstanding until the stated maturity date, the payment you will receive for each $1,000 face amount of your securities will be based on the maturity date premium amount.

August 2025

GS Finance Corp.

Jump Securities with Auto-Callable Feature Based on the Performance of the Worst-Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund due September 4, 2031

Principal at Risk Securities

Your Securities Are Subject to Automatic Redemption

We will automatically call and redeem all, but not part, of your securities on a call payment date, if, as measured on any call observation date, the closing price of each underlying ETF is greater than or equal to its call threshold price. No further payments will be made on the securities following an automatic call. Therefore, the term for your securities may be reduced. You may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are called prior to maturity. For the avoidance of doubt, if your securities are automatically called, no discounts, commissions or fees described herein will be rebated or reduced.

The Amount You Will Receive on a Call Payment Date or on the Stated Maturity Date Is Not Linked to the Closing Prices of the Underlying ETFs at Any Time Other Than on the Applicable Call Observation Date or the Valuation Date, as the Case May Be

The amount you will receive on a call payment date, if any, will be paid only if the closing price of each underlying ETF is greater than or equal to its call threshold price on the related call observation date. Therefore, the closing price for each underlying ETF on dates other than the call observation dates will have no effect on any amount paid in respect of your securities on the call payment date. In addition, the amount you will receive on the stated maturity date, if any, will be based on the closing price for each underlying ETF on the valuation date. Therefore, for example, if the final ETF price of an underlying ETF dropped precipitously on the valuation date, the amount paid on the securities would be significantly less than it would otherwise have been had the amount been linked to the closing price for each underlying ETF prior to such drop. Although the actual closing price for each underlying ETF on the call payment dates, stated maturity date or at other times during the life of the securities may be higher than the closing price for each underlying ETF on the call observation dates or the valuation date, you will not benefit from the closing price for any underlying ETF on any date other than on the call observation dates or the valuation date.

The Payment at Maturity Will Be Based Solely on the Worst Performing Underlying ETF

If the securities are not automatically called, the payment at maturity will be based on the worst performing underlying ETF without regard to the performances of the other underlying ETFs. As a result, you could lose all or a significant portion of your initial investment if the worst performing underlying ETF performance factor is negative, even if there is an increase in the prices of the other underlying ETFs. This could be the case even if one or more of the other underlying ETFs increased by an amount greater than the decrease in the worst performing underlying ETF.

Because the Securities Are Linked to the Performance of the Worst Performing Underlying ETF, You Have a Greater Risk of Sustaining a Significant Loss on Your Investment Than If the Securities Were Linked to Just One Underlying ETF

The risk that you will suffer a significant loss on your investment is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying ETF. With three underlying ETFs, it is more likely that an underlying ETF will close below its initial ETF price on the valuation date than if the securities were linked to only one underlying ETF. Therefore, it is more likely that you will suffer a significant loss on your investment.

You are Exposed to the Market Risk of Each Underlying ETF

Your return on the securities is contingent upon the performance of each individual underlying ETF. Therefore, you will be exposed equally to the risks related to each underlying ETF. Poor performance by any of the underlying ETFs over the term of the securities may negatively affect your return and will not be offset or mitigated by a positive performance by the other underlying ETFs. Accordingly, your investment is subject to the full market risk of each underlying ETF.

August 2025

GS Finance Corp.

Jump Securities with Auto-Callable Feature Based on the Performance of the Worst-Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund due September 4, 2031

Principal at Risk Securities

The Estimated Value of Your Securities At the Time the Terms of Your Securities Are Set On the Pricing Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Securities

The original issue price for your securities exceeds the estimated value of your securities as of the time the terms of your securities are set on the pricing date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such estimated value on the pricing date is set forth above under “Estimated Value of Your Securities”; after the pricing date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group, Inc., as guarantor, and other relevant factors. The price at which GS&Co. would initially buy or sell your securities (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your securities as determined by reference to these models. As agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under “Estimated Value of Your Securities”) will decline to zero over the period from the date hereof through the applicable date set forth above under “Estimated Value of Your Securities”. Thereafter, if GS&Co. buys or sells your securities it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your securities at any time also will reflect its then current bid and ask spread for similar sized trades of structured securities.

In estimating the value of your securities as of the time the terms of your securities are set on the pricing date, as disclosed above under “Estimated Value of Your Securities”, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the securities. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your securities in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your securities determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “— The Market Value of Your Securities May Be Influenced By Many Unpredictable Factors” below.

The difference between the estimated value of your securities as of the time the terms of your securities are set on the pricing date and the original issue price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the securities, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your securities. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured security with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your securities.

In addition to the factors discussed above, the value and quoted price of your securities at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the securities, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your securities, including the price you may receive for your securities in any market making transaction. To the extent that GS&Co. makes a market in the securities, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured securities (and subject to the declining excess amount described above).

Furthermore, if you sell your securities, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your securities in a secondary market sale.

August 2025

GS Finance Corp.

Jump Securities with Auto-Callable Feature Based on the Performance of the Worst-Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund due September 4, 2031

Principal at Risk Securities

There is no assurance that GS&Co. or any other party will be willing to purchase your securities at any price and, in this regard, GS&Co. is not obligated to make a market in the securities. See “Additional Risk Factors Specific to the Notes — Your Notes May Not Have an Active Trading Market” in the accompanying general terms supplement.

The Market Value of Your Securities May Be Influenced By Many Unpredictable Factors

When we refer to the market value of your securities, we mean the value that you could receive for your securities if you chose to sell them in the open market before a call payment date or the stated maturity date. A number of factors, many of which are beyond our control, will influence the market value of your securities, including:

•
the prices of the underlying ETFs;
•
the volatility – i.e., the frequency and magnitude of changes – in the closing prices of the underlying ETFs;
•
the dividend rates of the underlying ETF stocks;
•
economic, financial, regulatory, political, military, public health and other events that affect stock markets generally and the underlying ETF stocks, and which may affect the closing prices of the underlying ETFs;
•
interest rates and yield rates in the market;
•
the time remaining until your securities mature; and
•
our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc. or changes in other credit measures.

Without limiting the foregoing, the market value of your securities may be negatively impacted by increasing interest rates. Such adverse impact of increasing interest rates could be significantly enhanced in securities with longer-dated maturities, the market values of which are generally more sensitive to increasing interest rates.

These factors, and many other factors, will influence the price you will receive if you sell your securities before a call payment date or maturity, including the price you may receive for your securities in any market making transaction. If you sell your securities before a call payment date or maturity, you may receive less than the principal amount of your securities or the amount you may receive on a call payment date or at maturity.

You cannot predict the future performance of the underlying ETFs based on their historical performance. The actual performance of an underlying ETF over the life of the offered securities or the payment at maturity may bear little or no relation to the historical closing prices of the underlying ETF or to the hypothetical examples shown elsewhere in this pricing supplement.

The Return on Your Securities Will Not Reflect Any Dividends Paid on the Underlying ETFs or the Underlying ETF Stocks

The return on your securities will not reflect the return you would realize if you actually owned the underlying ETFs and received the distributions paid on the shares of such underlying ETFs. You will not receive any dividends that may be paid on any of the underlying ETF stocks by the underlying ETF stock issuers or the shares of the underlying ETFs. See “— Investing in the Securities is Not Equivalent to Investing in the Underlying ETF; You Have No Shareholder Rights or Rights to Receive Any Shares of the Underlying ETFs or Any Underlying ETF Stocks” below for additional information.

Investing in the Securities is Not Equivalent to Investing in the Underlying ETF; You Have No Shareholder Rights or Rights to Receive Any Shares of the Underlying ETFs or Any Underlying ETF Stocks

Investing in your securities is not equivalent to investing in the underlying ETF and will not make you a holder of any shares of the underlying ETFs or the underlying ETF stocks. Neither you nor any other holder or owner of your securities will have any rights with respect to the underlying ETFs’ stocks, including any voting rights, any rights to receive dividends or other distributions, any rights to make a claim against the underlying ETFs or the underlying ETF stocks or any other rights of a holder of the underlying ETFs or the underlying ETF stocks. Your

August 2025

GS Finance Corp.

Jump Securities with Auto-Callable Feature Based on the Performance of the Worst-Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund due September 4, 2031

Principal at Risk Securities

securities will be paid in cash and you will have no right to receive delivery of any shares of the underlying ETFs or the underlying ETF stocks.

We May Sell an Additional Aggregate Stated Principal Amount of the Securities at a Different Issue Price

At our sole option, we may decide to sell an additional aggregate stated principal amount of the securities subsequent to the date of this pricing supplement. The issue price of the securities in the subsequent sale may differ substantially (higher or lower) from the original issue price you paid as provided on the cover of this pricing supplement.

If You Purchase Your Securities at a Premium to Stated Principal Amount, the Return on Your Investment Will Be Lower Than the Return on Securities Purchased at Stated Principal Amount and the Impact of Certain Key Terms of the Securities Will be Negatively Affected

The payment on a call payment date or at maturity will not be adjusted based on the issue price you pay for the securities. If you purchase securities at a price that differs from the stated principal amount of the securities, then the return on your investment in such securities held to a call payment date or the stated maturity date will differ from, and may be substantially less than, the return on securities purchased at stated principal amount. If you purchase your securities at a premium to stated principal amount and hold them to a call payment date or the stated maturity date the return on your investment in the securities will be lower than it would have been had you purchased the securities at stated principal amount or a discount to stated principal amount.

Risks Related to Conflicts of Interest

Other Investors May Not Have the Same Interests as You

Other investors in the securities are not required to take into account the interests of any other investor in exercising remedies or voting or other rights in their capacity as securityholders. The interests of other investors may, in some circumstances, be adverse to your interests. Further, other investors in the market may take short positions (directly or indirectly through derivative transactions) on assets that are the same or similar to your securities, the underlying ETFs or other similar securities, which may adversely impact the market for or value of your securities.

Additional Risks Related to the Underlying ETFs

The Policies of the Underlying ETF’s Investment Advisor For Any Underlying ETF and of the Index Publisher of the Index Tracked By Any Underlying ETF Could Affect the Amount Payable on Your Securities and Their Market Value

The underlying ETF’s investment advisor of any underlying ETF may from time to time be called upon to make certain policy decisions or judgments with respect to such underlying ETF, including those concerning the calculation of the net asset value of such underlying ETF, additions, deletions or substitutions of securities held by such underlying ETF and the manner in which changes affecting the index for such underlying ETF are reflected in such underlying ETF that could affect the market price of the shares of the underlying ETF, and therefore, the amount payable on your securities on the stated maturity date. The amount payable on your securities and their market value could also be affected if the underlying ETF’s investment advisor changes its policies, for example, by changing the manner in which it calculates the net asset value of such underlying ETF, or if the underlying ETF’s investment advisor discontinues or suspends calculation or publication of the net asset value of such underlying ETF, in which case it may become difficult or inappropriate to determine the market value of your securities.

If events such as these occur, the calculation agent — which initially will be GS & Co., our affiliate — may determine the closing level of the underlying ETFs on a call observation date or the valuation date — and thus the amount payable on a call payment date or the stated maturity date, if any — in a manner it considers appropriate, in its sole discretion. We describe the discretion that the calculation agent will have in determining the closing prices of the underlying ETFs on a call observation date or the valuation date, as applicable, and the amount payable on your securities more fully under “Supplemental Terms of the Notes — Discontinuance or Modification

August 2025

GS Finance Corp.

Jump Securities with Auto-Callable Feature Based on the Performance of the Worst-Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund due September 4, 2031

Principal at Risk Securities

of an Underlier That is an Index or an Exchange-Traded Fund” and “—Role of Calculation Agent” in the accompanying general terms supplement.

In addition, the publisher of the index of any underlying ETF owns that index and is responsible for the design and maintenance of that index. The policies of a publisher of any underlying ETF’s index concerning the calculation of a particular index, including decisions regarding the addition, deletion or substitution of the equity securities included in that index, could affect the level of that index and, consequently, could affect the market prices of shares of the related underlying ETF and, therefore, the amount payable on your securities and their market value.

There Is No Assurance That an Active Trading Market Will Continue For the Underlying ETFs or That There Will Be Liquidity in Any Such Trading Market; Further, the Underlying ETFs Are Subject to Management Risks, Securities Lending Risks and Custody Risks

Although the shares of the underlying ETFs and a number of similar products have been listed for trading on securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of any underlying ETF or that there will be liquidity in the trading market.

In addition, each underlying ETF is subject to management risk, which is the risk that the underlying ETF’s investment advisor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. No underlying ETF is actively managed and each underlying ETF may be affected by a general decline in market segments relating to its index. Each underlying ETF’s investment advisor invests in securities included in, or representative of, its index regardless of their investment merits. The underlying ETF’s investment advisor does not attempt to take defensive positions in declining markets. In addition, each underlying ETF’s investment advisor may be permitted to engage in securities lending with respect to a portion of an underlying ETF’s total assets, which could subject the underlying ETF to the risk that the borrower of such loaned securities fails to return the securities in a timely manner or at all.

In addition, the underlying ETFs are subject to custody risk, which refers to the risks in the process of clearing and settling trades and to the holding of securities by local banks, agents and depositories.

Further, each underlying ETF is subject to listing standards adopted by the securities exchange on which it is listed for trading. There can be no assurance that the underlying ETFs will continue to meet the applicable listing requirements, or that the underlying ETFs will not be delisted.

Each Underlying ETF and Its Index Are Different and the Performance of Each Underlying ETF May Not Correlate With the Performance of Its Index

Each underlying ETF may not hold all or substantially all of the equity securities included in its index and may hold securities or assets not included in its index. Therefore, while the performance of each underlying ETF is generally linked to the performance of its index, the performance of each underlying ETF is also linked in part to shares of equity securities not included in its index and to the performance of other assets, such as futures contracts, options and swaps, as well as cash and cash equivalents, including shares of money market funds affiliated with its underlying ETF’s investment advisor.

Imperfect correlation between an underlying ETF’s portfolio securities and those in its index, rounding of prices, changes to its index and regulatory requirements may cause tracking error, which is the divergence of an underlying ETF’s performance from that of its index.

In addition, the performance of each underlying ETF will reflect additional transaction costs and fees that are not included in the calculation of its index and this may increase the tracking error of such underlying ETF. Also, corporate actions with respect to the sample of equity securities (such as mergers and spin-offs) may impact the performance differential between each underlying ETF and its index. Finally, because the shares of each underlying ETF are traded on an exchange and are subject to market supply and investor demand, the market value of one share of an underlying ETF may differ from the net asset value per share of that underlying ETF.

For all of the foregoing reasons, the performance of any underlying ETF may not correlate with the performance of its index. Consequently, the return on your securities will not be the same as investing directly in each

August 2025

GS Finance Corp.

Jump Securities with Auto-Callable Feature Based on the Performance of the Worst-Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund due September 4, 2031

Principal at Risk Securities

underlying ETF’s index or in any of the respective underlying ETF stocks or in any of the respective stocks comprising such index, and will not be the same as investing in a debt security with payments linked to the performance of each index.

Additional Risks Related to the Energy Select Sector SPDR® Fund

The Energy Select Sector SPDR® Fund Is Concentrated in the Energy Sector and Does Not Provide Diversified Exposure

The Energy Select Sector SPDR® Fund is not diversified. The Energy Select Sector SPDR® Fund’s assets are concentrated in the energy sector, which means the Energy Select Sector SPDR® Fund is more likely to be more adversely affected by any negative performance of the energy sector than an underlying ETF that has more diversified holdings across a number of sectors. Issuers in energy-related industries can be significantly affected by fluctuations in energy prices and supply and demand of energy fuels. Markets for various energy-related commodities can have significant volatility, and are subject to control or manipulation by large producers or purchasers. Companies in the energy sector may need to make substantial expenditures, and to incur significant amounts of debt, in order to maintain or expand their reserves. In addition, oil and gas exploration and production can be significantly affected by natural disasters as well as changes in exchange rates, interest rates, government regulation, world events and economic conditions. Companies in the energy sector may also be at risk for environmental damage claims.

The Energy Select Sector SPDR® Fund May Be Disproportionately Affected By the Performance of a Small Number of Stocks

A relatively small number of underlying ETF stocks comprise a significant portion of the Energy Select Sector SPDR® Fund. As a result, a decline in the prices of one or more of these stocks, including as a result of events negatively affecting one or both of these companies, such as an oil spill or other catastrophic event, may have the effect of significantly lowering the price of the Energy Select Sector SPDR® Fund even if none of the other stocks held by the Energy Select Sector SPDR® Fund are affected by such events. Because of the weighting of the holdings of the Energy Select Sector SPDR® Fund, the amount payable on your securities could be less than the amount you would have received if you had invested in a product linked to an underlying ETF that capped the maximum weight of any one stock to a low amount or that equally weighted all stocks held by the Energy Select Sector SPDR® Fund.

Additional Risks Related to the Financial Select Sector SPDR® Fund

The Financial Select Sector SPDR® Fund Is Concentrated in the Information Financial Sector and Does Not Provide Diversified Exposure

The Financial Select Sector SPDR® Fund is not diversified. The Financial Select Sector SPDR® Fund’s assets are concentrated in the financial sector, which means the Financial Select Sector SPDR® Fund is more likely to be more adversely affected by any negative performance of the financial sector than an underlier that has more diversified holdings across a number of sectors. Financial services companies are subject to extensive governmental regulation, which may limit both the amounts and types of loans and other financial commitments they can make, the interest rates and fees they can charge, the scope of their activities, the prices they can charge and the amount of capital they must maintain. Profitability is largely dependent on the availability and cost of capital funds and can fluctuate significantly when interest rates change or due to increased competition. In addition, deterioration of the credit markets generally may cause an adverse impact in a broad range of markets, including U.S. and international credit and interbank money markets generally, thereby affecting a wide range of financial institutions and markets. Certain events in the financial sector may cause an unusually high degree of volatility in the financial markets, both domestic and foreign, and cause certain financial services companies to incur large losses. Securities of financial services companies may experience a dramatic decline in value when such companies experience substantial declines in the valuations of their assets, take action to raise capital (such as the issuance of debt or equity securities), or cease operations. Credit losses resulting from financial difficulties of borrowers and financial losses associated with investment activities can negatively impact the sector. Insurance companies may be subject to severe price competition. Adverse economic, business or political

August 2025

GS Finance Corp.

Jump Securities with Auto-Callable Feature Based on the Performance of the Worst-Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund due September 4, 2031

Principal at Risk Securities

developments could adversely affect financial institutions engaged in mortgage finance or other lending or investing activities directly or indirectly connected to the value of real estate.

Additional Risks Related to the Utilities Select Sector SPDR® Fund

The Utilities Select Sector SPDR® Fund Is Concentrated in the Utilities Sector and Does Not Provide Diversified Exposure

The Utilities Select Sector SPDR® Fund is not diversified. The Utilities Select Sector SPDR® Fund’s assets are concentrated in the utilities sector, which means the Utilities Select Sector SPDR® Fund is more likely to be more adversely affected by any negative performance of the utilities sector than an underlying ETF that has more diversified holdings across a number of sectors. Utility companies are affected by supply and demand, operating costs, government regulations, environmental factors, liabilities for environmental damage and general civil liabilities, and rate caps or rate changes. Although rate changes of a regulated utility usually fluctuate in approximate correlation with financing costs, due to political and regulatory factors rate changes ordinarily occur only following a delay after the changes in financing costs. This factor will tend to favorably affect a regulated utility company’s earnings and dividends in times of decreasing costs, but conversely, will tend to adversely affect earnings and dividends when costs are rising. The value of regulated utility equity securities may tend to have an inverse relationship to the movement of interest rates. Certain utility companies have experienced full or partial deregulation in recent years. These utility companies are frequently more similar to industrial companies in that they are subject to greater competition and have been permitted by regulators to diversify outside of their original geographic regions and their traditional lines of business. These opportunities may permit certain utility companies to earn more than their traditional regulated rates of return. Some companies, however, may be forced to defend their core business and may be less profitable. In addition, natural disasters, terrorist attacks, government intervention or other factors may render a utility company’s equipment unusable or obsolete and negatively impact profitability.

Among the risks that may affect utility companies are the following: risks of increases in fuel and other operating costs; the high cost of borrowing to finance capital construction during inflationary periods; restrictions on operations and increased costs and delays associated with compliance with environmental and nuclear safety regulations; and the difficulties involved in obtaining natural gas for resale or fuel for generating electricity at reasonable prices. Other risks include those related to the construction and operation of nuclear power plants, the effects of energy conservation and the effects of regulatory changes.

Risks Related to Tax

Your Securities May Be Subject to an Adverse Change in Tax Treatment in the Future

The tax consequences of an investment in your securities are uncertain, both as to the timing and character of any inclusion in income in respect of your securities.

The Internal Revenue Service announced on December 7, 2007 that it is considering issuing guidance regarding the proper U.S. federal income tax treatment of an instrument such as your securities that are currently characterized as pre-paid derivative contracts, and any such guidance could adversely affect the tax treatment and the value of your securities. Among other things, the Internal Revenue Service may decide to require the holders to accrue ordinary income on a current basis and recognize ordinary income on payment at maturity, and could subject non-U.S. investors to withholding tax. Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your securities after the bill was enacted to accrue interest income over the term of such instruments even though there will be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. We describe these developments in more detail under “Supplemental Discussion of U.S. Federal Income Tax Consequences” in the accompanying general terms supplement. You should consult your tax advisor about this matter. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating the securities for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental Discussion of U.S. Federal Income Tax Consequences” in the accompanying general terms supplement unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate. Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your securities in your particular circumstances.

August 2025

GS Finance Corp.

Jump Securities with Auto-Callable Feature Based on the Performance of the Worst-Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund due September 4, 2031

Principal at Risk Securities

Non-United States Holders Should Consider the Withholding Tax Implications of Owning the Securities

The Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of any amounts you receive upon the sale, exchange, redemption, or maturity of your securities, could be collected via withholding. If these regulations were to apply to the securities, we may be required to withhold such taxes if any U.S.-source dividends are paid on the underlying ETFs during the term of the securities. We could also require you to make certifications (e.g., an applicable Internal Revenue Service Form W-8) prior to the maturity of the securities in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to your potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. If withholding was required, we would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2027, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017. In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations). We have determined that, as of the issue date of your securities, your securities will not be subject to withholding under these rules. In certain limited circumstances, however, you should be aware that it is possible for non-United States holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required. You should consult your tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your securities for U.S. federal income tax purposes.

Your Securities May Be Subject to the Constructive Ownership Rules

There exists a risk that the constructive ownership rules of Section 1260 of the Internal Revenue Code could apply to your securities. If your securities were subject to the constructive ownership rules, then any long-term capital gain that you realize upon the sale, exchange, redemption or maturity of your securities would be re-characterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such re-characterized capital gain) to the extent that such capital gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Internal Revenue Code). Because the application of the constructive ownership rules is unclear you are strongly urged to consult your tax advisor with respect to the possible application of the constructive ownership rules to your investment in the securities.

Foreign Account Tax Compliance Act (FATCA) Withholding May Apply to Payments on Your Securities, Including as a Result of the Failure of the Bank or Broker Through Which You Hold the Securities to Provide Information to Tax Authorities

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus for a description of the applicability of FATCA to payments made on your securities.

August 2025

GS Finance Corp.

Jump Securities with Auto-Callable Feature Based on the Performance of the Worst-Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund due September 4, 2031

Principal at Risk Securities

The Underlying ETFs

Energy Select Sector SPDR® Fund

The shares of the Energy Select Sector SPDR® Fund (the “underlying ETF”) are issued by the Select Sector SPDR® Trust (the “trust”), a registered investment company.

•
The underlying ETF is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of the Energy Select Sector Index (the “index”). The index includes companies in the S&P 500® Index that have been identified as Energy companies by the Global Industry Classification Standard, including securities of companies from the following industries: oil, gas and consumable fuels; and energy equipment and services. The S&P 500® Index is a broad-based securities market index that includes common stocks of approximately 500 companies from a number of sectors representing a significant portion of the market value of all stocks publicly traded in the United States.
•
The return on your securities is linked to the performance of the underlying ETF, and not to that of the index on which the underlying ETF is based. The performance of the underlying ETF may significantly diverge from that of its index.
•
The underlying ETF’s investment advisor is SSGA Funds Management, Inc.
•
The underlying ETF’s shares trade on the NYSE Arca under the ticker symbol “XLE”.
•
The trust’s SEC CIK Number is 0001064641.
•
The underlying ETF’s inception date was December 16, 1998.

Holdings with Weights Equal to or in Excess of 20% of the Energy Select Sector SPDR® Fund as of August 21, 2025

Exxon Mobil Corporation is registered under the Securities Exchange Act of 1934. Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed by this underlying ETF stock issuer with the SEC electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is sec.gov. Information filed with the SEC by the above-referenced underlying ETF stock issuer under the Exchange Act can be located by referencing its SEC file number specified below.

The graph below shows the daily historical closing prices of Exxon Mobil Corporation from January 1, 2020 through August 21, 2025. We obtained the prices in the graph below using data from Bloomberg Financial Services, without independent verification. We have taken the description of the underlying ETF stock issuer set forth below from publicly available information without independent verification.

According to publicly available information, Exxon Mobil Corporation explores for, and produces, crude oil and natural gas and manufactures, trades, transports and sells crude oil, natural gas, petroleum products, petrochemicals and a variety of specialty products, and pursues lower-emission and other new business opportunities, including carbon capture and storage, hydrogen, lower-emission fuels, ProxximaTM systems, carbon materials, and lithium. Affiliates of ExxonMobil conduct extensive research programs in support of these businesses. Information filed with the SEC by the underlying ETF stock issuer under the Exchange Act can be located by referencing its SEC file number 001-02256.

August 2025

GS Finance Corp.

Jump Securities with Auto-Callable Feature Based on the Performance of the Worst-Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund due September 4, 2031

Principal at Risk Securities

Historical Performance of Exxon Mobil Corporation

Where Information About the Underlying ETF Can Be Obtained

Information filed by the trust with the U.S. Securities and Exchange Commission (“SEC”) electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is sec.gov. Information filed with the SEC by the trust, including its reports to shareholders, can be located by referencing its CIK number referred to above. In addition, information regarding the underlying ETF (including its fees and top ten holdings and weights) may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the underlying ETF’s website. We are not incorporating by reference the website, the sources listed above or any material they include in this pricing supplement.

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the trust with the SEC.

We Obtained the Information About the Underlying ETF From the Trust’s Publicly Available Information

This pricing supplement relates only to your security and does not relate to the underlying ETF. We have derived all information about the underlying ETF in this pricing supplement from the publicly available information referred to in the preceding subsection. We have not participated in the preparation of any of those documents or made any “due diligence” investigation or inquiry with respect to the underlying ETF in connection with the offering of your security. Furthermore, we do not know whether all events occurring before the date of this pricing supplement — including events that would affect the accuracy or completeness of the publicly available documents referred to above and the trading price of shares of the underlying ETF — have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the underlying ETF could affect the value you will receive at maturity and, therefore, the market value of your security.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying ETF.

We or any of our affiliates may currently or from time to time engage in business with the trust, including making loans to or equity investments in the trust or providing advisory services to the trust, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about the trust and, in addition, one or more of our affiliates may publish research reports about the

August 2025

GS Finance Corp.

Jump Securities with Auto-Callable Feature Based on the Performance of the Worst-Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund due September 4, 2031

Principal at Risk Securities

underlying ETF. As an investor in a security, you should undertake such independent investigation of the trust as in your judgment is appropriate to make an informed decision with respect to an investment in a security.

August 2025

GS Finance Corp.

Jump Securities with Auto-Callable Feature Based on the Performance of the Worst-Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund due September 4, 2031

Principal at Risk Securities

Financial Select Sector SPDR® Fund

The shares of the Financial Select Sector SPDR® Fund (the “underlying ETF”) are issued by the Select Sector SPDR® Trust (the “trust”), a registered investment company.

•
The underlying ETF is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of the Financial Select Sector Index (the “index”). The index includes companies in the S&P 500® Index that have been identified as Financial companies by the Global Industry Classification Standard, including securities of companies from the following industries: diversified financial services; insurance; banks; capital markets; mortgage real estate investment trusts; consumer finance; and thrifts and mortgage finance. The S&P 500® Index is a broad-based securities market index that includes common stocks of approximately 500 companies from a number of sectors representing a significant portion of the market value of all stocks publicly traded in the United States.
•
The return on your securities is linked to the performance of the underlying ETF, and not to that of the index on which the underlying ETF is based. The performance of the underlying ETF may significantly diverge from that of its index.
•
The underlying ETF’s investment advisor is SSGA Funds Management, Inc.
•
The underlying ETF’s shares trade on the NYSE Arca under the ticker symbol “XLF”.
•
The trust’s SEC CIK Number is 0001064641.
•
The underlying ETF’s inception date was December 16, 1998.

Where Information About the Underlying ETF Can Be Obtained

Information filed by the trust with the U.S. Securities and Exchange Commission (“SEC”) electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is sec.gov. Information filed with the SEC by the trust, including its reports to shareholders, can be located by referencing its CIK number referred to above. In addition, information regarding the underlying ETF (including its fees, top ten holdings and weights and sector weights) may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the underlying ETF’s website. We are not incorporating by reference the website, the sources listed above or any material they include in this pricing supplement.

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the trust with the SEC.

We Obtained the Information About the Underlying ETF From the Trust’s Publicly Available Information

This pricing supplement relates only to your security and does not relate to the underlying ETF. We have derived all information about the underlying ETF in this pricing supplement from the publicly available information referred to in the preceding subsection. We have not participated in the preparation of any of those documents or made any “due diligence” investigation or inquiry with respect to the underlying ETF in connection with the offering of your security. Furthermore, we do not know whether all events occurring before the date of this pricing supplement — including events that would affect the accuracy or completeness of the publicly available documents referred to above and the trading price of shares of the underlying ETF — have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the underlying ETF could affect the value you will receive at maturity and, therefore, the market value of your security.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying ETF.

We or any of our affiliates may currently or from time to time engage in business with the trust, including making loans to or equity investments in the trust or providing advisory services to the trust, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about the trust and, in addition, one or more of our affiliates may publish research reports about the underlying ETF. As an investor in a security, you should undertake such independent investigation of the trust as in your judgment is appropriate to make an informed decision with respect to an investment in a security.

August 2025

GS Finance Corp.

Jump Securities with Auto-Callable Feature Based on the Performance of the Worst-Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund due September 4, 2031

Principal at Risk Securities

Utilities Select Sector SPDR® Fund

The shares of the Utilities Select Sector SPDR® Fund (the “underlying ETF”) are issued by the Select Sector SPDR® Trust (the “trust”), a registered investment company.

•
The underlying ETF is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of the Utilities Select Sector Index (the “index”). The index includes companies in the S&P 500® Index that have been identified as Utilities companies by the Global Industry Classification Standard, including securities of companies from the following industries: electric utilities; water utilities; multi-utilities; independent power and renewable electricity producers; and gas utilities. The S&P 500® Index is a broad-based securities market index that includes common stocks of approximately 500 companies from a number of sectors representing a significant portion of the market value of all stocks publicly traded in the United States.
•
The return on your securities is linked to the performance of the underlying ETF, and not to that of the index on which the underlying ETF is based. The performance of the underlying ETF may significantly diverge from that of its index.
•
The underlying ETF’s investment advisor is SSGA Funds Management, Inc.
•
The underlying ETF’s shares trade on the NYSE Arca under the ticker symbol “XLU”.
•
The trust’s SEC CIK Number is 0001064641.
•
The inception date was December 16, 1998.

Where Information About the Underlying ETF Can Be Obtained

Information filed by the trust with the U.S. Securities and Exchange Commission (“SEC”) electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is sec.gov. Information filed with the SEC by the trust, including its reports to shareholders, can be located by referencing its CIK number referred to above. In addition, information regarding the underlying ETF (including its fees, top ten holdings and weights) may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the underlying ETF’s website. We are not incorporating by reference the website, the sources listed above or any material they include in this pricing supplement.

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the trust with the SEC.

We Obtained the Information About the Underlying ETF From the Trust’s Publicly Available Information

This pricing supplement relates only to your security and does not relate to the underlying ETF. We have derived all information about the underlying ETF in this pricing supplement from the publicly available information referred to in the preceding subsection. We have not participated in the preparation of any of those documents or made any “due diligence” investigation or inquiry with respect to the underlying ETF in connection with the offering of your security. Furthermore, we do not know whether all events occurring before the date of this pricing supplement — including events that would affect the accuracy or completeness of the publicly available documents referred to above and the trading price of shares of the underlying ETF — have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the underlying ETF could affect the value you will receive at maturity and, therefore, the market value of your security.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying ETF.

We or any of our affiliates may currently or from time to time engage in business with the trust, including making loans to or equity investments in the trust or providing advisory services to the trust, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about the trust and, in addition, one or more of our affiliates may publish research reports about the underlying ETF. As an investor in a security, you should undertake such independent investigation of the trust as in your judgment is appropriate to make an informed decision with respect to an investment in a security.

August 2025

GS Finance Corp.

Jump Securities with Auto-Callable Feature Based on the Performance of the Worst-Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund due September 4, 2031

Principal at Risk Securities

Historical Closing Prices of the Underling ETFs

The closing prices of the underlying ETFs have fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the underlying ETFs have recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing prices of the underlying ETFs during any period shown below is not an indication that such underlying ETF is more or less likely to increase or decrease at any time during the life of your securities.

You should not take the historical closing prices of an underlying ETF as an indication of the future performance of that underlying ETF, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the underlying ETFs will result in you receiving any payments or receiving an amount greater than the outstanding principal amount of your securities on the stated maturity date, or that you will not lose a substantial portion or all of your investment.

Neither we nor any of our affiliates make any representation to you as to the performances of the underlying ETFs. Before investing in the offered securities, you should consult publicly available information to determine the prices of the underlying ETFs between the date of this pricing supplement and the date of your purchase of the offered securities and, given the recent volatility described above, you should pay particular attention to recent prices of the underlying ETFs. The actual performance of each underlying ETF over the life of the offered securities, as well as the payment at maturity, if any, may bear little relation to the historical closing prices shown below.

The table below shows the high, low and period end closing prices of each underlying ETF for each of the four calendar quarters in 2020, 2021, 2022, 2023 and 2024 and the first three calendar quarters of 2025 (through August 21, 2025). We obtained the closing prices listed in the tables below from Bloomberg Financial Services, without independent verification.

Historical Quarterly High, Low and Period End Closing Prices of Energy Select Sector SPDR® Fund

	High	Low	Period End
2020
Quarter ended March 31	$60.87	$23.57	$29.06
Quarter ended June 30	$46.86	$27.62	$37.85
Quarter ended September 30	$38.58	$29.95	$29.95
Quarter ended December 31	$41.60	$27.71	$38.22
2021
Quarter ended March 31	$53.57	$37.96	$49.40
Quarter ended June 30	$56.19	$47.07	$53.87
Quarter ended September 30	$54.81	$45.79	$52.09
Quarter ended December 31	$59.14	$53.01	$55.36
2022
Quarter ended March 31	$78.75	$57.22	$77.49
Quarter ended June 30	$92.28	$70.66	$71.51
Quarter ended September 30	$84.09	$67.49	$72.02
Quarter ended December 31	$94.08	$76.09	$87.47
2023
Quarter ended March 31	$93.11	$76.97	$82.26
Quarter ended June 30	$87.23	$76.59	$81.17
Quarter ended September 30	$93.36	$79.09	$90.39
Quarter ended December 31	$91.96	$81.20	$83.84
2024
Quarter ended March 31	$94.41	$79.91	$94.41
Quarter ended June 30	$98.08	$88.04	$91.15
Quarter ended September 30	$93.39	$84.35	$87.80
Quarter ended December 31	$97.27	$83.32	$84.55

August 2025

GS Finance Corp.

Jump Securities with Auto-Callable Feature Based on the Performance of the Worst-Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund due September 4, 2031

Principal at Risk Securities

2025
Quarter ended March 31	$93.96	$85.70	$92.43
Quarter ended June 30	$94.13	$76.44	$84.81
Quarter ending September 30 (through August 21, 2025)	$89.13	$84.25	$84.66

Historical Quarterly High, Low and Period End Closing Prices of Financial Select Sector SPDR® Fund

	High	Low	Period End
2020
Quarter ended March 31	$31.17	$17.66	$20.82
Quarter ended June 30	$26.74	$19.55	$23.14
Quarter ended September 30	$25.49	$22.68	$24.07
Quarter ended December 31	$29.12	$23.61	$29.12
2021
Quarter ended March 31	$34.77	$28.95	$34.31
Quarter ended June 30	$38.47	$34.47	$36.69
Quarter ended September 30	$39.00	$35.11	$37.53
Quarter ended December 31	$40.62	$37.54	$39.12
2022
Quarter ended March 31	$41.42	$35.66	$39.22
Quarter ended June 30	$38.22	$30.84	$31.45
Quarter ended September 30	$35.81	$30.36	$30.36
Quarter ended December 31	$36.31	$30.29	$34.20
2023
Quarter ended March 31	$37.00	$30.98	$31.80
Quarter ended June 30	$33.71	$31.55	$33.71
Quarter ended September 30	$35.60	$33.17	$33.17
Quarter ended December 31	$37.72	$31.45	$37.60
2024
Quarter ended March 31	$42.12	$37.27	$42.12
Quarter ended June 30	$42.49	$39.59	$41.11
Quarter ended September 30	$45.74	$40.84	$45.32
Quarter ended December 31	$51.34	$44.89	$48.28
2025
Quarter ended March 31	$52.19	$47.32	$49.21
Quarter ended June 30	$52.37	$43.92	$52.37
Quarter ending September 30 (through August 21, 2025)	$53.44	$51.37	$52.46

Historical Quarterly High, Low and Period End Closing Prices of Utilities Select Sector SPDR® Fund

	High	Low	Period End
2020
Quarter ended March 31	$70.98	$44.93	$55.41
Quarter ended June 30	$62.83	$51.79	$56.43
Quarter ended September 30	$61.49	$56.70	$59.38
Quarter ended December 31	$66.76	$59.98	$61.78
2021
Quarter ended March 31	$64.15	$58.36	$63.57
Quarter ended June 30	$67.72	$63.23	$63.23
Quarter ended September 30	$70.07	$63.56	$63.88
Quarter ended December 31	$71.33	$63.88	$71.33
2022

August 2025

GS Finance Corp.

Jump Securities with Auto-Callable Feature Based on the Performance of the Worst-Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund due September 4, 2031

Principal at Risk Securities

	High	Low	Period End
Quarter ended March 31	$74.54	$65.03	$74.54
Quarter ended June 30	$76.96	$64.87	$70.13
Quarter ended September 30	$78.12	$65.51	$65.51
Quarter ended December 31	$72.67	$61.52	$70.50
2023
Quarter ended March 31	$72.08	$63.70	$67.20
Quarter ended June 30	$69.97	$64.34	$65.44
Quarter ended September 30	$68.46	$58.83	$58.93
Quarter ended December 31	$65.96	$56.19	$63.33
2024
Quarter ended March 31	$65.65	$59.95	$65.65
Quarter ended June 30	$72.87	$62.77	$68.14
Quarter ended September 30	$80.78	$67.67	$80.78
Quarter ended December 31	$82.93	$74.89	$75.76
2025
Quarter ended March 31	$80.27	$74.70	$77.98
Quarter ended June 30	$82.77	$73.09	$81.66
Quarter ending September 30 (through August 21, 2025)	$87.32	$81.14	$86.28

The graphs below show the daily historical closing prices of each underlying ETF from January 1, 2020 through August 21, 2025. As a result, the following graphs do not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and, as a result, the level of most equity ETFs. We obtained the closing prices in the graphs below from Bloomberg Financial Services, without independent verification.

August 2025

GS Finance Corp.

Jump Securities with Auto-Callable Feature Based on the Performance of the Worst-Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund due September 4, 2031

Principal at Risk Securities

Historical Performance of Energy Select Sector SPDR® Fund

Historical Performance of Financial Select Sector SPDR® Fund

August 2025

GS Finance Corp.

Jump Securities with Auto-Callable Feature Based on the Performance of the Worst-Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund due September 4, 2031

Principal at Risk Securities

Historical Performance of Utilities Select Sector SPDR® Fund

August 2025

GS Finance Corp.

Jump Securities with Auto-Callable Feature Based on the Performance of the Worst-Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund due September 4, 2031

Principal at Risk Securities

Supplemental Discussion of U.S. Federal Income Tax Consequences

No statutory, judicial or administrative authority directly addresses how your securities should be characterized and treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in your securities are uncertain. You will be obligated pursuant to the terms of your securities — in the absence of a change in law, an administrative determination or a judicial ruling to the contrary — to characterize your securities for all tax purposes as pre-paid derivative contracts in respect of the underlying ETFs, as described under “Supplemental Discussion of U.S. Federal Income Tax Consequences” in the accompanying general terms supplement. It is the opinion of Sidley Austin LLP that such a characterization of the securities for U.S. federal income tax purposes is a reasonable interpretation of current law. Pursuant to this approach, it is the opinion of Sidley Austin LLP that upon the sale, exchange, redemption or maturity of your securities, you should recognize capital gain or loss equal to the difference, if any, between the amount you receive at such time and your tax basis in your securities.

In addition, the constructive ownership rules of Section 1260 of the Internal Revenue Code could apply to your securities. If your securities were subject to the constructive ownership rules, then any long-term capital gain that you realize upon the sale, exchange, redemption or maturity of your securities would be re-characterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such re-characterized capital gain) to the extent that such capital gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Internal Revenue Code). Because the application of the constructive ownership rules is unclear you are strongly urged to consult your tax advisor with respect to the possible application of the constructive ownership rules to your investment in the securities.

Notwithstanding the foregoing, since the appropriate U.S. federal income tax characterization and treatment of your securities are uncertain, it is possible that the Internal Revenue Service could assert a different characterization and treatment than that described immediately above. In this case, the timing and character of income, gain or loss recognized with respect to your securities could substantially differ from that described above.

Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the securities will generally be subject to the FATCA withholding rules.

August 2025

GS Finance Corp.

Jump Securities with Auto-Callable Feature Based on the Performance of the Worst-Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Utilities Select Sector SPDR® Fund due September 4, 2031

Principal at Risk Securities

Supplemental Plan of Distribution; Conflicts of Interest

As described under “Supplemental Plan of Distribution” in the accompanying general terms supplement and “Plan of Distribution — Conflicts of Interest” in the accompanying prospectus; GS Finance Corp. estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $ .

GS Finance Corp. will sell to GS&Co., and GS&Co. will purchase from GS Finance Corp., the aggregate stated principal amount of the offered securities specified on the front cover of this pricing supplement. GS&Co. proposes initially to offer the securities to the public at the original issue price set forth on the cover page of this pricing supplement. Morgan Stanley Smith Barney LLC (Morgan Stanley Wealth Management), acting as dealer for the offering, will receive a selling concession of $35.00 for each security it sells. Morgan Stanley Wealth Management has informed us that it intends to internally allocate at Morgan Stanley Wealth Management $5.00 of the selling concession for each security as a structuring fee. The costs included in the original issue price of the securities will include a fee paid by GS&Co. to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering. GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in this offering of securities within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, this offering of securities will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

We expect to deliver the securities against payment therefor in New York, New York on September 5, 2025. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade securities on any date prior to one business day before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.

We have been advised by GS&Co. that it intends to make a market in the securities. However, neither GS&Co. nor any of our other affiliates that makes a market is obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the securities.

August 2025